As filed with the Securities and Exchange Commission on November 14, 2012
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cellcom Israel Ltd.
(Exact Name of Registrant as Specified in its Charter)

Israel	4812	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)
	10 Hagavish Street Netanya, Israel 42140 (972) 52-999-0052 (Address of principal executive offices)

Cellcom Israel, Ltd. 2006 Share Incentive Plan (Full title of the Plan)

	CT CORPORATION SYSTEM 111 Eighth Avenue New York, New York 10011

	(Name and address of agent for service) Telephone number, including area code, of agent for service: (212) 894-8940

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filed ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary Shares of Cellcom Israel Ltd. (par value NIS 0.01) (“Ordinary Shares”)	647,500	$31.74(2)	$20,551,650	$2,803.25
	2,335,678	$5.91(2)	$13,803,857	$1,883.85
	416,822	$8.50(3)	$3,540,903	$483.93
Total	3,400,000		$37,896,410	$5,169.07

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Ordinary Shares which become issuable under the Cellcom Israel, Ltd. 2006 Share Incentive Plan, as amended (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares of Cellcom Israel Ltd. (the “Company” or the “Registrant”) as a result of share splits, share dividends and antidilution provisions.

(2)	Calculated pursuant to Rule 457(h)(1) under the Securities Act. The Proposed Maximum Offering Price Per Share is the exercise price of outstanding awards granted under the Plan.

(3)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the New York Stock Exchange on November 9, 2012.

(4)	Rounded up to the nearest cent.

EXPLANATORY NOTE

A Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2007 (File No. 333-141639) (the “Prior Registration Statement”) to register under the Securities Act 3,400,000 Ordinary Shares to be offered and sold pursuant to the Plan.

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 3,400,000 Ordinary Shares to be offered and sold pursuant to the Plan from time to time.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I have been delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are incorporated by reference:

(1) The Company’s Annual Report on Form 20-F (Commission File No: 001-33271) for the year ended December 31, 2011, filed with the Commission on March 7, 2012, as amended on March 14, 2012.

(2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011.

(3) The description of the Company’s Ordinary Shares contained in the Registration Statement on Form 8-A dated January 25, 2007, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Netanya, State of Israel, on the 14th day of November, 2012.

CELLCOM ISRAEL LTD.
By:	/S/ Nir Sztern
	Name:	Nir Sztern
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Yaacov Heen and Liat Menahemi Stadler as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Cellcom Israel Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 14th day of November, 2012 by the following persons in the following capacities.

Signature	Title	Date

/s/ Nir Sztern	President and Chief Executive Officer (Principal Executive Officer)
Nir Sztern		November 14, 2012

/s/ Yaacov Heen	Chief Financial Officer (Principal Financial and Accounting Officer)
Yaacov Heen		November 14, 2012

/s/ Ami Erel	Chairman of the Board and Director
Ami Erel		November 14, 2012

/s/ Nochi Dankner	Director
Nochi Dankner		November 14, 2012

/s/ Raanan Cohen	Director
Raanan Cohen		November 14, 2012

/s/ Rafi Bisker	Director
Rafi Bisker		November 14, 2012

/s/ Shlomo Waxe	Director
Shlomo Waxe		November 14, 2012

/s/ Haim Gavrieli	Director
Haim Gavrieli		November 14, 2012

/s/ Ari Bronshtein	Director
Ari Bronshtein		November 14, 2012

/s/ Joseph Barnea	Director
Joseph Barnea		November 14, 2012

/s/ Ronit Baytel	Director
Ronit Baytel		November 14, 2012

/s/ Ephraim Kunda
Ephraim Kunda	Director	November 14, 2012

/s/ Edith Lusky
Edith Lusky	Director	November 14, 2012

Puglisi & Associates
By:	/s/ Gregory F. Lavelle
Name: Gregory F. Lavelle
Title: Managing Director
Authorized Representative in the United States

Date: November 14, 2012

EXHIBIT INDEX

Exhibit Number
4.1
Updated Articles of Association and Memorandum, incorporated by reference as Exhibit 1.1 to the Company’s Annual Report on Form 20-F, dated March 7, 2012 (Commission File No: 001-33271), as amended on March 14, 2012.

5.1	Opinion of Goldfarb Seligman & Co. (filed herewith).
23.1	Consent of Somekh Chaikin, a member of KPMG International (filed herewith).
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).
24	Power of Attorney (included in the signature pages hereof).
99.1	Cellcom Israel, Ltd. 2006 Share Incentive Plan, as amended (filed herewith).